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                                                                   EXHIBIT 3(c)
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[SEAL] ARTICLES OF AMENDMENT OF THE                                        ------------------------------------
       ARTICLES OF INCORPORATION                                           SUE ANNE GILROY
       State Form 38333 (R9/11-98)                                         SECRETARY OF STATE
       Approved by State Board of Accounts 1995                            CORPORATIONS DIVISION
                                                                           302 W. Washington St., Rm. E018
                                                                           Indianapolis, IN 46204
                                                                           Telephone: (317) 232-6576
                                                                           ------------------------------------
                                                                           Indiana Code 23-1-38-1 et seq.
                                                                           Filing Fee:  $30.00

INSTRUCTIONS:  Use 8 1/2'' x 11'' white paper for inserts.
               Present original and two copies to address in upper right hand corner of this
               Please TYPE or PRINT

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                                          ARTICLES OF AMENDMENT OF THE
                                          ARTICLES OF INCORPORATION OF:
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Name of Corporation                                              Date of incorporation
Lynch Corporation                                                October 26, 1928
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The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation")
existing pursuant to the provisions of: (indicate appropriate act)

[X] Indiana Business Corporation Law          [ ] Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act") desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

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                                             ARTICLE I Amendment(s)
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The exact text of The Restated Articles of Incorporation of Lynch Corporation are amended by deleting
Section 4.1 of Article IV thereof in its entirety and by substituting in its place the following new Section 4.1:


"SECTION 4.1.  AUTHORIZED CLASS AND NUMBER OF SHARES.  The capital stock of the Corporation shall be of one class and kind, which shall be referred to as Common Stock. The total number of shares which the Corporation has authority to issue shall be 10,000,000 shares of Common Stock. The Corporation's shares of Common Stock have a par value of $0.01 per share."

From and after the effective date and time of this Amendment (the "Effective Time"), each single share of the Corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be a single share of the Corporation's Common Stock having the same rights and privileges as it had before the Effective Time EXCEPT THAT it shall thereafter have a par value of $0.01 per share;
and the stock certificate representing such share immediately prior to the Effective Time shall continue to represent such share after the Effective Time.








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                                                  ARTICLE II
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Date of each amendment's adoption May 2, 2002 shareholder approval; December 10, 2001 Director approval.



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                                          (Continued on the reverse side)

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                                 ARTICLE III MANNER OF ADOPTION AND VOTE
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Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
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[ ]  SECTION 1  This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
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[X]  SECTION 2  The shareholders of the Corporation entitled to vote in respect  to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

                A.  Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

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                 1,497,883   Shares entitled to vote.
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                 1,340,171   Number of shares represented at the meeting.
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                 1,328,969   Shares voted in favor.
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                     7,349   Shares voted against.
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                B.  Unanimous written consent executed on ____________ ___,  20___  and signed by all shareholders entitled to vote.
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                                ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS
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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the
Corporation.
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I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of May, 2002.
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Signature of current officer or chairman of the board       Printed name of officer or chairman of the board

/s/ Raymond H. Keller                                       Raymond H. Keller
                                                            Vice President, Chief Financial Officer
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Signature's title

Vice President, Chief Financial Officer
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